EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of our report dated February 23, 2010, except as to Note 26, which is as of April 13, 2010, relating to the financial statements and financial statement schedule of Talecris Biotherapeutics Holding Corp., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Raleigh, North Carolina
August 9, 2010